COMPUTATION OF EARNINGS PER SHARE
           for the Three Months ended March 31, 1997

                                                       Three
                                                       Months
                                                       ------
Primary

  Average shares outstanding                           303,983
  Net effect of dilutive stock options-based
    on the treasury stock method using average
    market price                                         6,979
                                                     ---------
            Total                                    310,962
                                                     =========
  Income before extraordinary item                   $  80,313
  Extraordinary item-flood loss                       (167,329)
                                                     =========
  Net loss                                           $ (87,016)
                                                     =========
  Income per share before extraordinary item         $    0.26
  Loss per share from extraordinary item                 (0.54)
                                                     =========

  Net loss per share                                 $   (0.28)

Fully Diluted

  Average shares outstanding                           303,983
  Net effect of dilutive stock options-based
    on the treasury stock method using the
    period-end market price, if higher than
    average market price                                 7,172
                                                     ---------

         Total                                         311,155
                                                     =========

   Income before extraordinary item                  $  80,313
   Extraordinary item-flood loss                      (167,329)
                                                     =========

   Net loss                                          $ (87,016)
                                                     =========

   Income per share before extraordinary item        $    0.26

   Loss per share from extraordinary item                (0.54)
                                                     =========

   Net loss per share                                $   (0.28)